Exhibit 99.1
Ellington Financial Inc. Reports Second Quarter 2025 Results
OLD GREENWICH, Connecticut—August 7, 2025
Ellington Financial Inc. (NYSE: EFC) ("we") today reported financial results for the quarter ended June 30, 2025.
Highlights
•Net income attributable to common stockholders of $42.9 million, or $0.45 per common share.1
◦$56.8 million, or $0.60 per common share, from the investment portfolio.
▪$57.8 million, or $0.61 per common share, from the credit strategy.
▪$(1.0) million, or $(0.01) per common share, from the Agency strategy.
◦$10.7 million, or $0.11 per common share, from Longbridge.
•Adjusted Distributable Earnings of $45.0 million, or $0.47 per common share.2
◦$53.8 million, or $0.56 per common share, from the investment portfolio.
◦$12.8 million, or $0.13 per common share, from Longbridge.
•Book value per common share as of June 30, 2025 of $13.49, including the effects of dividends of $0.39 per common share for the quarter.
•Dividend yield of 12.3% based on the August 6, 2025 closing stock price of $12.72 per share, and monthly dividend of $0.13 per common share declared on August 7, 2025.
•Recourse debt-to-equity ratio3 of 1.7:1 as of June 30, 2025. Including all recourse and non-recourse borrowings, which primarily consist of securitization-related liabilities, debt-to-equity ratio of 8.7:14.
•Cash and cash equivalents of $211.0 million as of June 30, 2025, in addition to other unencumbered assets of $708.8 million.
Second Quarter 2025 Results
"Ellington Financial delivered a strong second quarter, with broad-based contributions from our diversified investment portfolio and loan origination platforms. We generated net income of $0.45 per share, equating to an annualized economic return of 13.8% for the quarter, with book value per share increasing quarter over quarter to $13.49. Meanwhile, our adjusted distributable earnings per share increased sharply by $0.08 to $0.47, significantly exceeding our $0.39 of dividends," said Laurence Penn, Chief Executive Officer and President.
"Our securitization momentum remains strong, as we completed six transactions during the quarter. The size of our investment portfolio was roughly unchanged sequentially, as opportunistic purchases particularly during the April selloff and growth in certain loan portfolios were offset by the impact of securitizations, tactical sales, and steady principal repayments from our short-term loan portfolios.
"Looking ahead, I believe we are well positioned to continue delivering strong earnings through ongoing portfolio expansion, a faster pace of securitizations—including four priced so far in the third quarter—and continued strong contributions from Longbridge. Longbridge generated a robust $0.13 per share of ADE in the second quarter, and its ADE contributions should be further supported by the recent launch of its HELOC For Seniors program. We are also committed to further strengthening our liability structure, not only through additional securitizations but also by strategically increasing unsecured borrowings over time."
Financial Results
Investment Portfolio Segment
The investment portfolio segment generated net income of $57.4 million in the second quarter, consisting of $58.4 million from the credit strategy and $(1.0) million from the Agency strategy.
1 Represents $67.6 million of aggregate net income from the investment portfolio and Longbridge segments, less $24.6 million of preferred dividends accrued and certain corporate/other income and expense items not attributed to either the investment portfolio or Longbridge segments.
2 Adjusted Distributable Earnings is a non-GAAP financial measure. See "Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings" below for an explanation regarding the calculation of Adjusted Distributable Earnings. Represents $66.6 million of aggregate Adjusted Distributable Earnings from the investment portfolio and Longbridge segments, less $21.6 million of certain corporate/other items not attributed to either the investment portfolio or Longbridge segments.
3 Excludes U.S. Treasury securities and repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, our debt-to-equity ratio, adjusted for unsettled purchases and sales, based on total recourse borrowings was 1.9:1 as of June 30, 2025.
4 Excludes U.S. Treasury securities and repo borrowings at certain unconsolidated entities.

Credit Performance
The total adjusted long credit portfolio5 increased by 1% to $3.32 billion as of June 30, 2025, compared to $3.30 billion as of March 31, 2025. Our portfolios of commercial mortgage bridge loans, non-QM loans, and non-Agency RMBS all expanded, driven by net purchases. These increases were largely offset by the impact of securitizations, tactical sales of home equity line of credit ("HELOC") and non-QM loans, and a smaller residential transition loan portfolio, with principal paydowns in that portfolio exceeding new purchases.
Key Highlights6:
•Overall positive performance driven by higher net interest income and net realized and unrealized gains from non-QM loans and retained tranches, closed-end second lien loans and retained tranches, and other loans and ABS.
•Positive results from equity investments in loan originators.
•Partially offsetting higher net interest income were net unrealized losses on forward MSR-related investments, as well as losses on commercial and residential REO.
During the quarter, the net interest margin7 on our credit portfolio increased to 3.11% from 2.90%, driven primarily by a lower cost of funds. We continued to benefit from positive carry on our interest rate swap hedges, where we overall receive a higher floating rate and pay a lower fixed rate.
Agency Performance
The long Agency RMBS portfolio increased by 5% quarter over quarter to $268.5 million as of June 30, 2025, compared to $256.1 million as of March 31, 2025, driven by net purchases.
Key Highlights6:
•Agency RMBS yield spreads widened in early April, driven in part by increased volatility due to tariff-related uncertainty. Yield spreads reversed course in May and June, tightening meaningfully, but still ended the quarter wider overall.
•Net losses on interest rate hedges drove the overall loss for the quarter.
•Pay-ups on our specified pools increased slightly to 0.71% as of June 30, 2025, from 0.69% as of March 31, 2025.
The net interest margin7 on our Agency portfolio (excluding the Catch-up Amortization Adjustment) decreased to 2.29% as of June 30, 2025 from 2.46% as of March 31, 2025, driven primarily by a higher cost of funds.
Longbridge Segment
The Longbridge segment reported net income of $10.7 million for the second quarter. The Longbridge portfolio (excluding non-retained tranches of consolidated securitization trusts) decreased by 1% sequentially to $545.6 million as of June 30, 2025, as the impact of a securitization of proprietary reverse mortgage loans completed during the quarter slightly exceeded the impact of new originations in that sector.
Key Highlights6:
•Positive contribution from originations, driven by higher origination volumes in both HECM and proprietary reverse loans, steady origination margins for both products, and net gains related to the proprietary reverse mortgage loan securitization.
•Positive contribution from servicing, including MSR-related income, strong tail securitization executions, and a net gain on the HMBS MSR Equivalent, driven primarily by tighter HMBS yield spreads.
•Net losses on interest rate hedges.
Corporate/Other Summary
Results for the quarter also reflect a decrease in incentive fees incurred partially offset by net unrealized loss on our unsecured borrowings and an increase in income tax expense.
5 Excludes non-retained tranches of consolidated securitization trusts. The adjusted long credit portfolio also includes the proceeds from financings related to the MSRs underlying our Forward MSR-related investments. Forward MSR-related investments, at fair value are presented on our Consolidated Balance Sheet net of such financings; as of both June 30, 2025 and March 31, 2025, such borrowings were $93.5 million.
6 Sector-level results include associated financing costs and hedging gains/losses where applicable.
7 Net interest margin represents the weighted average asset yield less the weighted average secured financing cost of funds on such assets. It also includes the effect of actual and accrued periodic payments on interest rate swaps used to hedge the assets.

Credit Portfolio(1)
The following table summarizes our credit portfolio holdings as of June 30, 2025 and March 31, 2025:

	June 30, 2025		March 31, 2025(2)
($ in thousands)	Fair Value	%	Fair Value	%
Dollar denominated:
CLOs	$37,168	0.8%	$27,958	0.6%
CMBS	35,328	0.8%	36,545	0.8%
Commercial mortgage loans(3)(4)	582,085	12.8%	505,459	11.1%
Consumer loans and ABS backed by consumer loans(5)	89,984	2.0%	87,172	1.9%
Corporate debt and equity and corporate loans	24,189	0.5%	24,915	0.5%
Debt and equity investments in loan origination-related entities(6)	73,842	1.6%	59,791	1.3%
Forward MSR-related investments	81,256	1.8%	87,203	1.9%
Home equity line of credit and closed-end second lien loans and retained RMBS(5)(7)	322,721	7.1%	423,109	9.3%
Non-Agency RMBS	112,949	2.5%	101,187	2.2%
Non-QM loans and retained RMBS(3)(5)(7)	2,186,350	48.1%	2,067,841	45.6%
Other investments(8)(9)	57,326	1.3%	58,134	1.3%
Residential transition loans and other residential mortgage loans(3)	877,421	19.3%	1,002,344	22.1%
Non-Dollar denominated:
CLOs	6,993	0.2%	6,558	0.2%
Corporate debt and equity	207	—%	190	—%
RMBS(10)	14,138	0.3%	13,271	0.3%
Other residential mortgage loans	38,725	0.9%	38,364	0.9%
Total long credit portfolio	$4,540,682	100.0%	$4,540,040	100.0%
Adjustments:
Less: Non-retained tranches of consolidated securitization trusts	1,319,037		1,337,020
Plus: Financing underlying Forward MSR-related investments(11)	93,500		93,500
Total adjusted long credit portfolio	$3,315,145		$3,296,520
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.
(2)Conformed to current period presentation.
(3)Includes related REO. In accordance with U.S. GAAP, REO is not considered a financial instrument and as a result is included at the lower of cost or fair value.
(4)Also includes equity investments in unconsolidated entities holding commercial mortgage loans and REO and corporate loans secured by commercial mortgage loans.
(5)Also includes equity investments in securitization-related vehicles.
(6)Also includes corporate loans made to certain loan origination entities in which we hold an equity investment.
(7)Retained RMBS represents RMBS issued by non-consolidated Ellington-sponsored loan securitization trusts, and interests in entities holding such RMBS.
(8)Also includes equity investment in Ellington affiliate.
(9)Includes equity investment in an unconsolidated entity which purchases certain other loans for eventual securitization.
(10)Includes an equity investment in an unconsolidated entity holding European RMBS.
(11)We participate in the economic returns of a portfolio of forward MSRs under various agreements with a licensed mortgage servicer holding such MSRs. Under such agreements, we can direct the servicer to finance the MSRs and distribute the proceeds of such financings to us. Forward MSR-related investments, at fair value are presented on our Consolidated Balance sheet net of any such financings; as of both June 30, 2025 and March 31, 2025, such borrowings were $93.5 million.
Agency RMBS Portfolio
The following table(1) summarizes our Agency RMBS portfolio holdings as of June 30, 2025 and March 31, 2025:

	June 30, 2025		March 31, 2025
($ in thousands)	Fair Value	%	Fair Value	%
Long Agency RMBS:
Fixed rate	$254,461	94.8%	$241,580	94.3%
Reverse mortgages	1,159	0.4%	1,499	0.6%
IOs	12,887	4.8%	13,016	5.1%
Total long Agency RMBS	$268,507	100.0%	$256,095	100.0%
(1)This information does not include U.S. Treasury securities, securities sold short, or financial derivatives.

Longbridge Portfolio
Longbridge originates reverse mortgage loans, including home equity conversion mortgage loans, or "HECMs," which are insured by the FHA and which are eligible for inclusion in GNMA-guaranteed HECM-backed MBS, or "HMBS." Upon securitization, the HECMs remain on our balance sheet under GAAP, and Longbridge retains the mortgage servicing rights associated with the HMBS, or the "HMBS MSR Equivalent." Longbridge also originates "proprietary reverse mortgage loans," which are not insured by the FHA, and Longbridge has typically retained the associated MSRs. We have securitized some of the proprietary reverse mortgage loans originated by Longbridge, and we have retained certain of the securitization tranches in compliance with credit risk retention rules.
The following table summarizes loan-related assets(1) in the Longbridge segment as of June 30, 2025 and March 31, 2025:

	June 30, 2025	March 31, 2025
	(In thousands)
HMBS assets(2)	$9,920,301	$9,597,451
Less: HMBS liabilities	(9,814,811)	(9,495,132)
HMBS MSR Equivalent	105,490	102,319
Unsecuritized HECM loans(3)	128,802	131,883
Proprietary reverse mortgage loans(4)	1,085,125	866,425
Reverse MSRs	29,276	29,536
Unsecuritized REO	1,962	2,489
Total	1,350,655	1,132,652
Less: Non-retained tranches of consolidated securitization trusts	805,046	583,686
Total, excluding non-retained tranches of consolidated securitization trusts	$545,609	$548,966
(1)This information does not include financial derivatives or loan commitments.
(2)Includes HECM loans, related REO, and claims or other receivables.
(3)As of June 30, 2025, includes $11.9 million of active HECM buyout loans, $17.7 million of inactive HECM buyout loans, and $5.3 million of other inactive HECM loans. As of March 31, 2025, includes $14.0 million of active HECM buyout loans, $14.1 million of inactive HECM buyout loans, and $5.2 million of other inactive HECM loans.
(4)As of June 30, 2025, includes $828.4 million of securitized proprietary reverse mortgage loans, $18.0 million of cash held in a securitization reserve fund, and $7.5 million of investment related receivables. As of March 31, 2025, includes $615.3 million of securitized proprietary reverse mortgage loans and $12.4 million of cash held in a securitization reserve fund.
The following table summarizes Longbridge's origination volumes by channel for the three-month periods ended June 30, 2025 and March 31, 2025:

($ In thousands)	June 30, 2025			March 31, 2025
Channel	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume	Units	New Loan Origination Volume(1)	% of New Loan Origination Volume
Wholesale and correspondent	1,374	$308,354	72%	1,267	$241,675	71%
Retail	687	118,708	28%	554	96,776	29%
Total	2,061	$427,062	100%	1,821	$338,451	100%
(1)Represents initial borrowed amounts on reverse mortgage loans.
Financing
Key Highlights:
•Recourse Debt-to-Equity Ratio3 (adjusted for unsettled trades): 1.7:1 as of both June 30, 2025 and March 31, 2025.
•Overall Debt-to-Equity Ratio4 (adjusted for unsettled trades): 8.7:1 as of both June 30, 2025 and March 31, 2025.

The following table summarizes our outstanding borrowings and debt-to-equity ratios as of June 30, 2025 and March 31, 2025:

	June 30, 2025		March 31, 2025
	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)	Outstanding Borrowings(1)	Debt-to-Equity Ratio(2)
	(In thousands)		(In thousands)
Recourse borrowings(3)(4)	$2,950,497	1.7:1	$3,099,550	1.9:1
Non-recourse borrowings(4)	11,942,036	7.0:1	11,421,843	7.0:1
Total Borrowings	$14,892,533	8.8:1	$14,521,393	8.9:1
Total Equity	$1,689,510		$1,637,616
Recourse borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		1.7:1		1.7:1
Total borrowings excluding U.S. Treasury securities, adjusted for unsettled purchases and sales		8.7:1		8.7:1
(1)Includes borrowings under repurchase agreements, other secured borrowings, other secured borrowings, at fair value, and unsecured debt, at par.
(2)Recourse and overall debt-to-equity ratios are computed by dividing outstanding recourse and overall borrowings, respectively, by total equity. Debt-to-equity ratios do not account for liabilities other than debt financings.
(3)Excludes repo borrowings at certain unconsolidated entities that are recourse to us. Including such borrowings, our debt-to-equity ratio based on total recourse borrowings is 1.9:1 as of both June 30, 2025 and March 31, 2025.
(4)All of our non-recourse borrowings are secured by collateral. In the event of default under a non-recourse borrowing, the lender has a claim against the collateral but not any of the other assets held by us or our consolidated subsidiaries. In the event of default under a recourse borrowing, the lender's claim is not limited to the collateral (if any).
Operating Results
The following table summarizes our operating results by strategy for the three-month period ended June 30, 2025:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(1)	$87,096	$2,840	$89,936	$28,842	$1,668	$120,446	$1.24
Interest expense	(44,486)	(2,243)	(46,729)	(16,687)	(3,971)	(67,387)	(0.69)
Realized gain (loss), net	9,038	(423)	8,615	41	—	8,656	0.09
Unrealized gain (loss), net	14,993	1,801	16,794	14,197	(1,699)	29,292	0.30
Net change from reverse mortgage loans and HMBS obligations	—	—	—	26,605	—	26,605	0.28
Earnings in unconsolidated entities	17,072	—	17,072	—	—	17,072	0.18
Interest rate hedges and other activity, net(2)	(912)	(2,974)	(3,886)	(2,506)	(127)	(6,519)	(0.07)
Credit hedges and other activities, net(3)	(16,863)	—	(16,863)	(1,688)	—	(18,551)	(0.19)
Income tax (expense) benefit	—	—	—	—	(1,475)	(1,475)	(0.02)
Investment related expenses	(5,468)	—	(5,468)	(13,179)	—	(18,647)	(0.19)
Other expenses	(2,038)	—	(2,038)	(24,944)	(11,437)	(38,419)	(0.40)
Net income (loss)	58,432	(999)	57,433	10,681	(17,041)	51,073	0.53
Dividends on preferred stock	—	—	—	—	(7,036)	(7,036)	(0.07)
Net (income) loss attributable to non-participating non-controlling interests	(602)	—	(602)	—	(5)	(607)	(0.01)
Net income (loss) attributable to common stockholders and participating non-controlling interests	57,830	(999)	56,831	10,681	(24,082)	43,430	0.45
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(507)	(507)	—
Net income (loss) attributable to common stockholders	$57,830	$(999)	$56,831	$10,681	$(24,589)	$42,923	$0.45
Net income (loss) attributable to common stockholders per share of common stock	$0.61	$(0.01)	$0.60	$0.11	$(0.26)	$0.45
Weighted average shares of common stock and convertible units(4) outstanding						96,995
Weighted average shares of common stock outstanding						95,862
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.

The following table summarizes our operating results by strategy for the three-month period ended March 31, 2025:

	Investment Portfolio			Longbridge	Corporate/Other	Total	Per Share
(In thousands except per share amounts)	Credit	Agency	Investment Portfolio Subtotal
Interest income and other income(1)	$87,077	$4,140	$91,217	$23,056	$1,714	$115,987	$1.25
Interest expense	(46,503)	(2,498)	(49,001)	(13,745)	(4,481)	(67,227)	(0.73)
Realized gain (loss), net	(12,421)	(1,190)	(13,611)	—	(1,383)	(14,994)	(0.16)
Unrealized gain (loss), net	24,059	5,673	29,732	4,408	1,027	35,167	0.38
Net change from reverse mortgage loans and HMBS obligations	—	—	—	29,519	—	29,519	0.32
Earnings in unconsolidated entities	8,304	—	8,304	—	—	8,304	0.09
Interest rate hedges and other activity, net(2)	(5,917)	(1,908)	(7,825)	(12,273)	1,284	(18,814)	(0.20)
Credit hedges and other activities, net(3)	3,616	—	3,616	(394)	—	3,222	0.03
Income tax (expense) benefit	—	—	—	—	96	96	—
Investment related expenses	(2,770)	—	(2,770)	(10,810)	—	(13,580)	(0.14)
Other expenses	(2,259)	—	(2,259)	(20,756)	(15,341)	(38,356)	(0.41)
Net income (loss)	53,186	4,217	57,403	(995)	(17,084)	39,324	0.43
Dividends on preferred stock	—	—	—	—	(7,035)	(7,035)	(0.08)
Net (income) loss attributable to non-participating non-controlling interests	(316)	—	(316)	—	(3)	(319)	—
Net income (loss) attributable to common stockholders and participating non-controlling interests	52,870	4,217	57,087	(995)	(24,122)	31,970	0.35
Net (income) loss attributable to participating non-controlling interests	—	—	—	—	(321)	(321)	—
Net income (loss) attributable to common stockholders	$52,870	$4,217	$57,087	$(995)	$(24,443)	$31,649	$0.35
Net income (loss) attributable to common stockholders per share of common stock	$0.58	$0.05	$0.63	$(0.01)	$(0.27)	$0.35
Weighted average shares of common stock and convertible units(4) outstanding						92,529
Weighted average shares of common stock outstanding						91,601
(1)Other income primarily consists of rental income on real estate owned, loan origination fees, and servicing income.
(2)Includes U.S. Treasury securities, if applicable.
(3)Other activities include certain equity and other trading strategies and related hedges, and net realized and unrealized gains (losses) on foreign currency.
(4)Convertible units include Operating Partnership units attributable to participating non-controlling interests.
About Ellington Financial
Ellington Financial invests in a diverse array of financial assets, including residential and commercial mortgage loans and mortgage-backed securities, reverse mortgage loans, mortgage servicing rights and related investments, consumer loans, asset-backed securities, collateralized loan obligations, non-mortgage and mortgage-related derivatives, debt and equity investments in loan origination companies, and other strategic investments. Ellington Financial is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.
Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Friday, August 8, 2025, to discuss our financial results for the quarter ended June 30, 2025. To participate in the event by telephone, please dial (800) 343-4136 at least 10 minutes prior to the start time and reference the conference ID EFCQ225. International callers should dial (203) 518-9843 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Investors" section of our web site at www.ellingtonfinancial.com. To listen to the live webcast, please visit www.ellingtonfinancial.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtonfinancial.com under "For Investors—Presentations."
A dial-in replay of the conference call will be available on Friday, August 8, 2025, at approximately 2:00 p.m. Eastern Time through Friday, August 15, 2025 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 934-4245. International callers should dial (402) 220-1173. A replay of the conference call will also be archived on our web site at www.ellingtonfinancial.com.

Cautionary Statement Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "believe," "expect," "anticipate," "estimate," "project," "plan," "continue," "intend," "should," "would," "could," "goal," "objective," "will," "may," "seek" or similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in mortgage default rates and prepayment rates, our ability to borrow to finance our assets, changes in government regulations affecting our business, our ability to maintain our exclusion from registration under the Investment Company Act of 1940, our ability to maintain our qualification as a real estate investment trust, or "REIT," and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, slower growth or recession, and currency fluctuations. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K, which can be accessed through our website at www.ellingtonfinancial.com or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three-Month Period Ended		Six-Month Period Ended
	June 30, 2025	March 31, 2025	June 30, 2025
(In thousands, except per share amounts)
NET INTEREST INCOME
Interest income	$115,471	$115,913	$231,384
Interest expense	(72,128)	(72,656)	(144,784)
Total net interest income	43,343	43,257	86,600
Other Income (Loss)
Realized gains (losses) on securities and loans, net	6,911	(8,804)	(1,893)
Realized gains (losses) on financial derivatives, net	(519)	11,641	11,122
Realized gains (losses) on real estate owned, net	(1,356)	(934)	(2,290)
Realized gains (losses) on unsecured borrowings, at fair value	—	(1,383)
Unrealized gains (losses) on securities and loans, net	59,810	46,108	105,918
Unrealized gains (losses) on financial derivatives, net	(25,608)	(27,115)	(52,724)
Unrealized gains (losses) on real estate owned, net	(1,396)	(3,311)	(4,707)
Unrealized gains (losses) on other secured borrowings, at fair value, net	(25,844)	(31,364)	(57,208)
Unrealized gains (losses) on unsecured borrowings, at fair value	(1,699)	1,027	(673)
Net change from HECM reverse mortgage loans, at fair value	168,817	176,990	345,807
Net change related to HMBS obligations, at fair value	(142,212)	(147,471)	(289,682)
Other, net	12,295	24,266	36,563
Total other income (loss)	49,199	39,650	88,850
EXPENSES
Base management fee to affiliate, net of rebates	6,270	6,092	12,362
Incentive fee to affiliate	—	4,533	4,533
Investment related expenses:
Servicing expense	7,220	7,019	14,239
Debt issuance costs related to Other secured borrowings, at fair value	2,280	—	2,280
Other	9,147	6,608	15,756
Professional fees	3,143	3,716	6,860
Compensation and benefits	21,332	16,942	38,274
Other expenses	7,674	7,073	14,746
Total expenses	57,066	51,983	109,050
Net Income (Loss) before Income Tax Expense (Benefit) and Earnings from Investments in Unconsolidated Entities	35,476	30,924	66,400
Income tax expense (benefit)	1,475	(96)	1,379
Earnings (losses) from investments in unconsolidated entities	17,072	8,304	25,376
Net Income (Loss)	51,073	39,324	90,397
Net Income (Loss) attributable to non-controlling interests	1,114	640	1,754
Dividends on preferred stock	7,036	7,035	14,071
Net Income (Loss) Attributable to Common Stockholders	$42,923	$31,649	$74,572
Net Income (Loss) per Common Share:
Basic and Diluted	$0.45	$0.35	$0.80
Weighted average shares of common stock outstanding	95,862	91,601	93,744
Weighted average shares of common stock and convertible units outstanding	96,995	92,529	94,775

ELLINGTON FINANCIAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of
(In thousands, except share and per share amounts)	June 30, 2025	March 31, 2025	December 31, 2024(1)
ASSETS
Cash and cash equivalents	$211,013	$203,288	$192,387
Restricted cash	19,617	14,027	16,561
Securities, at fair value	938,454	943,281	962,254
Loans, at fair value	14,668,365	14,274,158	13,999,572
Loan commitments, at fair value	8,785	7,215	6,692
Forward MSR-related investments, at fair value	81,256	87,203	77,848
Mortgage servicing rights, at fair value	29,276	29,536	29,766
Investments in unconsolidated entities, at fair value	307,722	269,093	220,078
Real estate owned	48,821	65,447	46,661
Financial derivatives–assets, at fair value	160,584	157,308	184,395
Reverse repurchase agreements	348,389	334,145	336,743
Due from brokers	45,973	43,023	22,186
Investment related receivables	170,657	184,431	189,081
Other assets	32,983	32,073	32,804
Total Assets	$17,071,895	$16,644,228	$16,317,028
LIABILITIES
Securities sold short, at fair value	$264,511	$264,511	$293,574
Repurchase agreements	2,347,458	2,568,627	2,584,040
Financial derivatives–liabilities, at fair value	81,812	63,149	71,024
Due to brokers	30,098	53,848	55,429
Investment related payables	42,767	28,546	22,714
Other secured borrowings	340,289	268,173	253,300
Other secured borrowings, at fair value	2,127,225	1,926,711	1,934,309
HMBS-related obligations, at fair value	9,814,811	9,495,132	9,150,883
Unsecured borrowings, at fair value	249,036	247,337	281,912
Base management fee payable to affiliate	6,270	6,092	5,888
Incentive fee payable to affiliate	—	4,533	—
Dividends payable	17,495	17,015	16,611
Interest payable	17,482	20,474	17,956
Accrued expenses and other liabilities	43,131	42,464	38,566
Total Liabilities	15,382,385	15,006,612	14,726,206
EQUITY
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized; 13,800,089, 13,800,089, and 13,800,089 shares issued and outstanding, and $345,002, $345,002, and $345,002 aggregate liquidation preference, respectively	331,958	331,958	331,958
Common stock, par value $0.001 per share, 300,000,000 shares authorized, respectively; 97,891,157, 94,428,880, and 90,678,492 shares issued and outstanding, respectively(2)	98	94	91
Additional paid-in-capital	1,707,544	1,661,528	1,613,540
Retained earnings (accumulated deficit)	(374,048)	(379,316)	(375,113)
Total Stockholders' Equity	1,665,552	1,614,264	1,570,476
Non-controlling interests	23,958	23,352	20,346
Total Equity	1,689,510	1,637,616	1,590,822
TOTAL LIABILITIES AND EQUITY	$17,071,895	$16,644,228	$16,317,028
SUPPLEMENTAL PER SHARE INFORMATION:
Book Value Per Common Share (3)	$13.49	$13.44	$13.52
(1)Derived from audited financial statements as of December 31, 2024.
(2)Common shares issued and outstanding at June 30, 2025 includes 3,428,400 shares of common stock issued under our ATM program during the three-month period ended June 30, 2025.
(3)Based on total stockholders' equity less the aggregate liquidation preference of our preferred stock outstanding.

Reconciliation of Net Income (Loss) to Adjusted Distributable Earnings
We calculate Adjusted Distributable Earnings as U.S. GAAP net income (loss) as adjusted for: (i) realized and unrealized gain (loss) on securities and loans, REO, mortgage servicing rights, financial derivatives (excluding periodic settlements on interest rate swaps), any borrowings carried at fair value, and foreign currency transactions; (ii) incentive fee to affiliate; (iii) Catch-up Amortization Adjustment (as defined below); (iv) non-cash equity compensation expense; (v) provision for income taxes; (vi) certain non-capitalized transaction costs; and (vii) other income or loss items that are of a non-recurring nature. For certain investments in unconsolidated entities, we include the relevant components of net operating income in Adjusted Distributable Earnings. The Catch-up Amortization Adjustment is a quarterly adjustment to premium amortization or discount accretion triggered by changes in actual and projected prepayments on our Agency RMBS (accompanied by a corresponding offsetting adjustment to realized and unrealized gains and losses). The adjustment is calculated as of the beginning of each quarter based on our then-current assumptions about cashflows and prepayments, and can vary significantly from quarter to quarter. Non-capitalized transaction costs include expenses, generally professional fees, incurred in connection with the acquisition of an investment or issuance of long-term debt. We also include in Adjusted Distributable Earnings, for all loans that we originate through Longbridge, any realized and unrealized gains (losses) on such loans up to the point of loan sale or securitization, net of sale or securitization costs.
Adjusted Distributable Earnings is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Distributable Earnings provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain current-period earnings components that we believe are less useful in forecasting long-term performance and dividend-paying ability; (ii) we use it to evaluate the effective net yield provided by our investment portfolio, after the effects of financial leverage and by Longbridge, to reflect the earnings from its reverse mortgage origination and servicing operations; and (iii) we believe that presenting Adjusted Distributable Earnings assists investors in measuring and evaluating our operating performance, and comparing our operating performance to that of our residential mortgage REIT and mortgage originator peers. Please note, however, that: (I) our calculation of Adjusted Distributable Earnings may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable; and (II) Adjusted Distributable Earnings excludes certain items that may impact the amount of cash that is actually available for distribution.
In addition, because Adjusted Distributable Earnings is an incomplete measure of our financial results and differs from net income (loss) computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net income (loss) computed in accordance with U.S. GAAP.
Furthermore, Adjusted Distributable Earnings is different from REIT taxable income. As a result, the determination of whether we have met the requirement to distribute at least 90% of our annual REIT taxable income (subject to certain adjustments) to our stockholders, in order to maintain our qualification as a REIT, is not based on whether we distributed 90% of our Adjusted Distributable Earnings.
In setting our dividends, our Board of Directors considers our earnings, liquidity, financial condition, REIT distribution requirements, and financial covenants, along with other factors that the Board of Directors may deem relevant from time to time.

The following table reconciles, for the three-month periods ended June 30, 2025 and March 31, 2025, our Adjusted Distributable Earnings to the line on our Condensed Consolidated Statement of Operations entitled Net Income (Loss), which we believe is the most directly comparable U.S. GAAP measure:

	Three-Month Period Ended
	June 30, 2025				March 31, 2025
(In thousands, except per share amounts)	Investment Portfolio	Longbridge	Corporate/Other	Total	Investment Portfolio	Longbridge	Corporate/Other	Total
Net Income (Loss)	$57,433	$10,681	$(17,041)	$51,073	$57,403	$(995)	$(17,084)	$39,324
Income tax expense (benefit)	—	—	1,475	1,475	—	—	(96)	(96)
Net income (loss) before income tax expense (benefit)	57,433	10,681	(15,566)	52,548	57,403	(995)	(17,180)	39,228
Adjustments:
Realized (gains) losses, net(1)	2,099	—	—	2,099	7,448	—	1,382	8,830
Unrealized (gains) losses, net(2)	1,003	6,155	1,293	8,451	(11,346)	5,429	(2,772)	(8,689)
Unrealized (gains) losses on reverse MSRs, net of hedging (gains) losses(3)	—	479	—	479	—	3,869	—	3,869
Incentive fee to affiliate	—	—	—	—	—	—	4,533	4,533
Negative (positive) component of interest income represented by Catch-up Amortization Adjustment	63	—	—	63	(938)	—	—	(938)
Adjustment related to consolidated proprietary reverse mortgage loan securitizations(4)	—	(5,624)	—	(5,624)	—	(4,011)	—	(4,011)
Non-capitalized transaction costs and other expense adjustments(5)	1,803	1,104	224	3,131	1,109	1,669	262	3,040
(Earnings) losses from investments in unconsolidated entities	(17,072)	—	—	(17,072)	(8,304)	—	—	(8,304)
Adjusted distributable earnings from investments in unconsolidated entities(6)	9,084	—	—	9,084	5,702	—	—	5,702
Total Adjusted Distributable Earnings	$54,413	$12,795	$(14,049)	$53,159	$51,074	$5,961	$(13,775)	$43,260
Dividends on preferred stock	—	—	7,036	7,036	—	—	7,035	7,035
Adjusted Distributable Earnings attributable to non-controlling interests	587	—	532	1,119	373	—	359	732
Adjusted Distributable Earnings Attributable to Common Stockholders	$53,826	$12,795	$(21,617)	$45,004	$50,701	$5,961	$(21,169)	$35,493
Adjusted Distributable Earnings Attributable to Common Stockholders, per share	$0.56	$0.13	$(0.22)	$0.47	$0.55	$0.07	$(0.23)	$0.39
(1)Includes realized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), and foreign currency transactions which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(2)Includes unrealized (gains) losses on securities and loans, REO, financial derivatives (excluding periodic settlements on interest rate swaps), borrowings carried at fair value, MSR-related investments, and foreign currency translations which are components of Other Income (Loss) on the Condensed Consolidated Statement of Operations.
(3)Represents net change in fair value of the HMBS MSR Equivalent and Reverse MSRs attributable to changes in market conditions and model assumptions. This adjustment also includes net (gains) losses on certain hedging instruments (including interest rate swaps, futures, and short U.S. Treasury securities), which are components of realized and/or unrealized gains (losses) on financial derivatives, net, realized and/or unrealized gains (losses) on securities and loans, net, interest income, and interest expense on the Condensed Consolidated Statement of Operations.
(4)Represents the effect of replacing mortgage loan interest income (net of securitization debt expense) with interest income of the retained tranches.
(5)For the three-month period ended June 30, 2025, includes $1.6 million of non-capitalized transaction costs, $1.3 million of non-cash equity compensation and depreciation expense, and $0.2 million of various other expenses. For the three-month period ended March 31, 2025, includes $1.7 million of non-capitalized transaction costs, $0.6 million of non-cash equity compensation and depreciation expense, and $0.7 million of various other expenses.
(6)Includes the Company's proportionate share of net interest income, net loan origination income (expense), and operating expenses for certain investments in unconsolidated entities, including certain of its non-consolidated equity investments in loan originators that have been making (or are expected to make) distributions to the Company.